Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com

JDA Software Group, Inc.	Kris Magnuson, Exec. VP/CFO
NEWS RELEASE	JDA Software Group, Inc; Tel: 480-308-3000

JDA Software Announces First Quarter 2004 Results
1Q’04 Software Revenues up 89%, Total Revenues up 34% over 1Q’03

Scottsdale, Ariz. – April 19, 2004 – JDA® Software Group, Inc. today announced financial results for the first quarter ended March 31, 2004. Total revenues increased by 34% to $55.2 million and software revenues increased by 89% to $14.6 million, up from the $41.3 million and $7.7 million, respectively, reported in first quarter 2003. Adjusted non-GAAP income for first quarter 2003 was $.07 per share, which excludes amortization of intangibles and acquired software technology, a restructuring charge and adjustments to acquisition-related reserves, and the non-recurring benefits of a $329,000 tax refund and $513,000 related interest income from resolution of certain tax audits. The first quarter 2004 results exceeded the Street’s adjusted non-GAAP earnings consensus of $.05 per share and compares favorably to an adjusted non-GAAP loss of $.02 per share in first quarter 2003, which excludes amortization of intangibles and acquired software technology, and relocation costs to consolidate development and support activities. The Company reported a GAAP net loss of $437,000, or $.02 per share, in first quarter 2004, compared to a net loss of $2.2 million, or $.08 per share, in first quarter 2003.

     “Software revenues in our Americas and European regions ended the quarter 134% and 101%, respectively, higher than first quarter 2003 giving us a much stronger start for 2004,” commented JDA CEO Hamish Brewer. “Additionally, our consulting services revenues improved by 28% over first quarter 2003 and 13% sequentially due to improved utilization and hourly rates.”

     “With a robust pipeline, a rebounding economy and numerous indicators suggesting increased IT spending, I feel confident about JDA’s prospects for 2004. In particular, we signed 73 deals with an impressive array of retailers and suppliers extending our market leadership substantially. I am optimistic that we could deliver meaningful growth in 2004,” continued Brewer.

FIRST QUARTER 2004 HIGHLIGHTS

•	Release of Portfolio 2004.1: The Company announced JDA Portfolio 2004.1, the third major synchronized release of its world-leading products. Portfolio 2004.1 includes the Portfolio Registry™, the first application written in the .Net framework, plus new capabilities to help retailers, manufacturers and wholesalers in food, soft lines and hard goods more effectively optimize their inventory investment.

-more-

JDA Reports 1Q Earnings

•	Client Activity: The 73 deals signed by JDA included nine deals for multiple products and two deals greater than $1 million. Portfolio Strategic Merchandise Management™ products continued to prove their competitive advantage with several high profile wins. Trading pairs relying on Portfolio Collaborative Solutions™ to realize demand chain efficiencies increased to 215 vendor/retailer partners in first quarter 2004 from 142 in first quarter 2003.

•	Asset Acquisition of Timera Retail Solutions: Completing its ninth acquisition in less than six years, JDA expanded its Portfolio Store Systems™ product line with the acquisition of Timera Retail Solutions. Designed to help companies realize a rapid reduction in labor costs, the new Portfolio Workforce Management™ application features Web Services based capabilities for labor scheduling and budgeting, time and attendance, demand forecasting, labor tracking and other key processes for proactive labor management.

•	Purchase of Corporate Office Facility: JDA purchased its corporate office facility for approximately $23.8 million in cash. This transaction closed on February 5, 2004. The purchase includes the corporate office building, a new two-story parking garage, and approximately 8.8 acres of land upon which these structures are located. The Company believes this purchase will result in a $1.2 million to $1.5 million net reduction in its annual operating costs.

•	Customer Value Program: JDA’s increased number of seminars and programs targeting customers around the world continued to pay off, with existing JDA customers accounting for 75% of its software licenses in the first quarter as compared to 69% in the first quarter of 2003.

          At March 31, 2004, JDA had $80.8 million in cash and marketable securities as compared to $114.7 million at December 31, 2003. The decrease results primarily from our acquisition of Timera Retail Solutions and the acquisition of our corporation office facility during first quarter 2004. Cash flow from operations improved to $6.8 million in first quarter 2004 compared to $1.0 million in fourth quarter 2003 and $5.1 million in first quarter 2003. DSOs were 78 days in first quarter 2004, compared to 65 days at the end of fourth quarter 2003, and 81 days at the end of first quarter 2003.

CONFERENCE CALL INFORMATION

          JDA will hold a conference call to discuss first quarter results on April 19, 2004 at 4:45 pm Eastern. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA First Quarter 2004 Earnings.” A replay of the conference call will begin April 19, 2004 at 9:00 pm Eastern and will end on May 3, 2004 at 12:00 am Eastern. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access 4648541. To participate in a Web cast of the call, visit the following web page at the time of the conference call: <http://viavid.net/dce.aspx?sid=00001AD3>.

-more-

JDA Reports 1Q Earnings

ABOUT JDA SOFTWARE

          With approximately 4,500 retail, manufacturing and wholesale clients in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for the demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio®, the industry’s leading suite of best in class products that manage and optimize demand chain processes from finished goods to customer checkout. Portfolio solutions are proven to help retailers and their suppliers improve top-and bottom-line results, operational and supply chain efficiencies and customer relations. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,300 associates operating from 33 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call +1 480.308.3555 or email info@jda.com

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Brewer’s statements regarding our confidence for our prospects for 2004, and our optimism regarding our ability to deliver meaningful growth in 2004. Future events may involve risks and uncertainties, including, but not limited to, uncertainties inherent in predicting future business prospects and growth, particularly in volatile markets and industries such as our own, and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

-more-

JDA Reports 1Q Earnings

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$44,465	$77,464
Marketable securities	36,375	37,266

Total cash, cash equivalents and marketable securities	80,840	114,730
Accounts receivable, net	48,107	40,162
Income tax receivable	3,945	2,447
Deferred tax asset	4,878	4,863
Prepaid expenses and other current assets	13,193	11,768
Promissory note receivable	2,833	2,911

Total current assets	153,796	176,881
Property and Equipment, net	47,280	21,944
Goodwill	70,729	62,397
Other Intangibles, net	59,229	55,640
Deferred Tax Asset	3,643	3,763

Total assets	$334,677	$320,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,035	$2,568
Accrued expenses and other liabilities	25,603	23,034
Deferred revenue	34,005	25,234

Total current liabilities	63,643	50,836
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,463,946 and 29,429,747 shares, respectively	295	294
Additional paid-in capital	247,144	246,716
Retained earnings	29,566	30,003
Accumulated other comprehensive loss	(1,419)	(2,672)

	275,586	274,341
Less treasury stock, 414,702 shares, at cost	(4,552)	(4,552)

Total stockholders’ equity	271,034	269,789

Total liabilities and stockholders’ equity	$334,677	$320,625

-more-

JDA Reports 1Q Earnings

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended
	March 31,
	2004	2003
REVENUES:
Software licenses	$14,579	$7,703
Maintenance services	19,307	16,444

Product revenues	33,886	24,147
Consulting services	20,014	15,601
Reimbursed expenses	1,279	1,507

Service revenues	21,293	17,108
Total revenues	55,179	41,255

COST OF REVENUES:
Cost of software licenses	692	241
Amortization of acquired software technology	1,261	1,069
Cost of maintenance services	4,968	3,916

Cost of product revenues	6,921	5,226
Cost of consulting services	14,345	14,060
Reimbursed expenses	1,279	1,507

Cost of service revenues	15,624	15,567
Total cost of revenues	22,545	20,793

GROSS PROFIT	32,634	20,462
OPERATING EXPENSES:
Product development	13,770	10,180
Sales and marketing	10,908	7,567
General and administrative	6,217	5,309
Amortization of intangibles	841	712
Restructuring charge and adjustments to acquisition-related reserves	2,824	—
Relocation costs to consolidate development and client support activities	—	682

Total operating expenses	34,560	24,450

OPERATING LOSS	(1,926)	(3,988)
Other income, net	748	545

LOSS BEFORE INCOME TAX BENEFIT	(1,178)	(3,443)
Income tax benefit	(741)	(1,205)

NET LOSS	$(437)	$(2,238)

BASIC AND DILUTED LOSS PER SHARE	$(.02)	$(.08)

SHARES USED TO COMPUTE:
Basic and diluted loss per share	29,037	28,452

-more-

JDA Reports 1Q Earnings

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months
	Ended March 31,
	2004	2003
NON-GAAP OPERATING INCOME
Operating loss (GAAP BASIS)	$(1,926)	$(3,988)
Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,261	1,069
Add back amortization of intangibles	841	712
Add back restructuring charge and adjustments to acquisition-related reserves	2,824	—
Add back relocation costs to consolidate development and client support activities	—	682

Adjusted non-GAAP operating income (loss)	$3,000	$(1,525)

NON-GAAP OPERATING INCOME, as a percentage of revenue
Operating loss (GAAP BASIS)	(3%)	(10%)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%
Amortization of intangibles	1%	2%
Restructuring charge and adjustments to acquisition-related reserves	5%	—
Relocation costs to consolidate development and client support activities	—	2%
Adjusted non-GAAP operating income (loss)	5%	(4%)

NON-GAAP EARNINGS (LOSS) PER SHARE
Diluted loss per share (GAAP BASIS)	$(.02)	$(.08)
Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	$.03	$.02
Add back amortization of intangibles	$.02	$.02
Add back restructuring charge and adjustments to acquisition-related reserves	$.06	—
Add back relocation costs to consolidate development and client support activities	—	$.02
Deduct tax refund from settlement of IRS audit	$(.01)	—
Deduct interest income on IRS tax refund	$(.01)	—

Adjusted non-GAAP diluted earnings (loss) per share	$.07	$(.02)

Shares used to compute diluted loss per share amounts (GAAP BASIS)	29,037	28,473
Shares used to compute adjusted non-GAAP diluted earnings (loss) per share amounts	29,750	28,473

CASH FLOW INFORMATION
Net cash provided by operating activities	$6,820	$5,063
Net cash used in investing activities	(40,084)	(9,006)
Net cash provided by financing activities	332	1,490

-more-